Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 112 to Registration Statement No. 002-90649 on Form N-1A of our reports each dated December 23, 2008 relating to the financial statements and financial highlights of Fidelity Investment Trust, including Fidelity International Capital Appreciation Fund (Formerly known as Fidelity Aggressive International Fund), Fidelity Worldwide Fund, Fidelity Diversified International Fund, Fidelity Europe Capital Appreciation Fund, Fidelity Total International Equity Fund and Fidelity International Small Cap Fund; of our report dated December 19, 2008 for Fidelity International Value Fund, Fidelity International Small Cap Opportunities Fund and Fidelity Emerging Europe, Middle East, Africa (EMEA) Fund, each appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2008, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

February 19, 2009